                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------



     This SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of October 14, 1998 by and between ADVANCED MACHINE VISION CORPORATION, a California corporation (the "Company"), and FMC CORPORATION, a Delaware corporation ("Purchaser").

                                   RECITALS:
                                   ---------

     WHEREAS, the Company has authorized the sale and issuance of an aggregate of one hundred, nineteen thousand, one hundred, six (119,106) shares of Series B Preferred Stock (the "Shares");

     WHEREAS, Purchaser desires to purchase the Shares on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth and other good and valuable consideration (the receipt, sufficiency and adequacy of which are acknowledged), the parties hereto agree as follows:

1.   AGREEMENT TO SELL AND PURCHASE.

     1.1    Authorization of Shares.  On or prior to the Closing (as defined in
            -----------------------
Section 2 below), the Company shall have authorized: (i) the sale and issuance to Purchaser of the Shares and (ii) the issuance of shares of Common Stock to be issued upon conversion the Shares (the "Conversion Shares"). The Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Determination of the Company in the form attached hereto as Exhibit A (the "Certificate of Determination").
---------

     1.2    Sale and Purchase.  Subject to the terms and conditions hereof, at
            -----------------
the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company the Shares, at a purchase price of twenty-two dollars ($22.00) per share.

2.   CLOSING, DELIVERY AND PAYMENT.

     2.1    Closing.  The closing of the sale and purchase of the Shares under
            -------
this Agreement (the "Closing") shall take place at 5:00 p.m. at such time or place as the Company and Purchaser mutually agree (such date is hereinafter referred to as the "Closing Date").

     2.2    Delivery.  At the Closing, subject to the terms and conditions
            --------
hereof, the Company will deliver to Purchaser certificates representing the number of Shares to be purchased at the Closing by Purchaser, against payment of the purchase price therefor by wire transfer made payable to the order of the Company.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    Except as set forth on a Schedule of Exceptions delivered by the Company to Purchaser at the Closing, the Company hereby represents and warrants to Purchaser as of the date of this Agreement as follows:

     3.1    Organization, Good Standing and Qualification.  The Company is a
            ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Option Agreement in the form attached hereto as Exhibit B,
                                                                    ----------
the Registration Rights Agreement in the form attached hereto as Exhibit C (the
                                                                 ---------
"Registration Rights Agreement") and all other documents, instruments, agreements and certificates executed in connection herewith and therewith (collectively, the "Related Agreements"), to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement, the Related Agreements and the Certificate of Determination and to carry on its business as currently conducted and as currently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business, assets, condition, affairs or prospects of the Company or any of its subsidiaries, financially or otherwise ("Material Adverse Effect").

     3.2    Subsidiaries.  The Company owns no equity securities of any other
            ------------
corporation, limited partnership or similar entity, except as set forth in
Schedule 3.2.  The Company is not a participant in any joint venture,
------------
partnership or similar arrangement.

     3.3    Capitalization; Voting Rights.  The authorized capital stock of
            -----------------------------
the Company, immediately prior to the Closing, is set forth in Exhibit D. All
                                                               ---------
issued and outstanding shares of the Company's Common Stock: (i) have been duly authorized and validly issued; and (ii) are fully paid and nonassessable; and
(iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Determination. The Shares are initially convertible into Common Stock on a ten (10)-for-one (1) basis. The Conversion Shares have been duly and validly reserved for issuance. Except as set forth on Exhibit D or may be granted pursuant to the Related
                       ---------
Agreements, there are no outstanding options, warrants, rights (including, without limitation, conversion or preemptive rights and rights of first refusal), convertible debt instruments, proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Certificate of Determination, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and shall be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. Except as set forth on Exhibit D, no
                                                                 ---------
stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or other similar transaction by the Company.

     3.4    Authorization; Binding Obligations.  All corporate action on the
            ----------------------------------
part of the Company, its officers and directors necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate of Determination has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in Section 5 of
                                                                    ---------
the Registration Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     3.5    Financial Statements.  The Company has delivered to Purchaser: (a)
            --------------------
its audited balance sheet as at December 31, 1997 and audited statement of income and cash flows for the twelve months ending December 31, 1997; and (b) its unaudited balance sheet as at June 30, 1998 (the "Statement Date") and unaudited consolidated statement of income and cash flows for the three month period ending on the Statement Date (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 1997 and the Statement Date; provided, however, that the unaudited financial statements do not contain all disclosures and footnotes required under generally accepted accounting principles.

     3.6    Liabilities.  The Company has no material liabilities and, to the
            -----------
best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date that might result in, either in any individual case or in the aggregate, a Material Adverse Effect.

     3.7    Agreements; Action.
            ------------------

            (a) Except for the agreements contemplated by this transaction, the Representative Agreement dated April 16, 1998, or as set forth in filings with the Securities and Exchange Commission (the "SEC Filings"), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

            (b) Except as set forth in the SEC Filings, there are no material agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company (other than obligations of, or payments to, the Company arising in the ordinary course of business); (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company; (iii) provisions restricting or affecting the development, manufacture or distribution of the

Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

            (c) Except as set forth in the SEC Filings, the Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $10,000 in the aggregate; (iii) made any loans or advances to any person, other than ordinary advances for travel expenses except as set forth in Schedule 3.7(c)(iii); or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            (e) Except for the transaction contemplated in this Agreement, the Company has not engaged in the past three (3) months in any discussion: (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations; (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

     3.8    Obligations to Related Parties.  Except for debt owed to the former
            ------------------------------
owners of Ventec, Inc., there are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than: (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as disclosed in
Schedule 3.7(c)(iii) none of the officers, directors or shareholders of the
--------------------
Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.9    Changes.  Since the Statement Date, there has not been:
            -------

            (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect;

            (b) Any resignation or termination of any key officers of the Company and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

            (c) Any material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

            (d) Any damage, destruction or loss, whether or not covered by insurance, that might result in a Material Adverse Effect;

            (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

            (f) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

            (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

            (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

            (i) Any labor organization activity;

            (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except for current liabilities incurred in the ordinary course of business;

            (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

            (1) Any change in any material agreement to which the Company is a party or by which it is bound that might result in a Material Adverse Effect; or

            (m) Any other event or condition of any character that, either individually or cumulatively, might result in a Material Adverse Effect.

     3.10   Title to Properties and Assets; Liens, etc.  The Company has good
            ------------------------------------------
and marketable title to its properties and assets, including, without limitation, the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than: (a) those resulting from taxes which have not yet become delinquent;
(b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     3.11   Patents and Trademarks  The Company owns or possesses sufficient
            ----------------------
legal rights to all "Intellectual Property" (as defined below) for its business as now conducted and as currently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products or the license agreement with Key Technology. The Company has not violated or, by conducting its business, shall not violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as currently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or violated any material Intellectual Property of the Company. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all good-will associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     3.12   Compliance with Other Instruments.  The Company is not in violation
            ---------------------------------
or default of any term of its Restated Articles of Incorporation or By-laws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company that might result in a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate of Determination, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.13   Litigation.  Except as set forth in Schedule 3.13, or disclosed in
            ----------                          -------------
any SEC Filing, there is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     3.14   Tax Returns and Payments.  The Company has timely filed all tax
            ------------------------
returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

     3.15   Employees.  The Company has no collective bargaining agreements
            ---------
with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as set forth in Schedule 3.15, no employee has any agreement or contract, written or verbal, regarding his employment. Except as set forth in Schedule 3.15, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Except as set forth in Schedule 3.15 or disclosed in any SEC Filing,
                                  -------------
no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

     3.16    Proprietary Information and Inventions Agreements.  Each former
             -------------------------------------------------
employee who joined SRC Vision, Inc. within the immediately preceding 36 months and each current employee, officer and consultant of the Company's SRC Vision, Inc. subsidiary has executed an Employee Proprietary Rights and Non-Disclosure Agreement and Confidentiality Agreement in the form of Exhibit E attached
                                                       ---------
hereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Employee Proprietary Rights and Non-Disclosure Agreement and Confidentiality Agreement

     3.17   Obligations of Management. Each officer of the Company is currently
            -------------------------
devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

     3.18   Registration Rights.  Except as required pursuant to the
            -------------------
Registration Rights Agreement and the Stock Option Agreements, dated as of August 5, 1998, between the Company and Lyon Securities, Inc. and SRG & Associates, Ltd., and possible registration resulting from the Company's Stock Rights Plan, the Company is currently not under any obligation, and has not granted any rights, to register any of the Company's current outstanding securities or any of its securities that may hereafter be issued.

     3.19   Compliance with Laws; Permits. The Company is not in violation of
            -----------------------------
any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would result in a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed by the Company in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which might result in a Material Adverse Effect. The Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

     3.20   Environmental and Safety Laws.  The Company is not in material
            -----------------------------
violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulations.

     3.21   Offering Valid.  Assuming the accuracy of the representations and
            --------------
warranties of Purchaser contained in Section 4.2 hereof, the offer, sale and
                                     -----------
issuance of the Shares and the Conversion Shares are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

     3.22   Full Disclosure.  This Agreement, the Exhibits hereto, the Related
            ---------------
Agreements and all other documents delivered by the Company to Purchaser or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     3.23   Insurance.  The Company has fire and casualty insurance policies
            ---------
with coverage customary for companies similarly situated to the Company.

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

    4.1     Requisite Power and Authority.  Purchaser has all necessary power
            -----------------------------
and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 5 of
                                                                    ---------
the Registration Rights Agreement may be limited by applicable laws.

     4.2    Investment Representations.  Purchaser understands that neither the
            --------------------------
Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

            (a) Purchaser Bears Economic Risk.  Purchaser has substantial
                -----------------------------
experience in evaluating and investing in transactions of securities so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely until the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available and the Shares or Conversion Shares are subsequently sold. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

            (b) Acquisition for Own Account.  Purchaser is acquiring the Shares
                ---------------------------
and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

            (c) Purchaser Can Protect Its Interest. Purchaser represents that by
                ----------------------------------
reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement. Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of Shares and the Conversion Shares, including, but not limited to, the risks set forth under "Risk Factors" in the Company's Form 10-K/A dated March 9, 1998 and Form 10-Q dated August 4, 1998.

            Purchaser has been afforded the opportunity to obtain any information necessary to make an informed investment decision and has had all inquiries to the Company answered, and has been furnished all requested materials relating to the Company and the offering and sale of the Shares and the Conversion Shares.

            (d) Accredited Investor.  Purchaser represents that it is an
                -------------------
accredited investor within the meaning of Regulation D under the Securities Act.

            (e) Rule 144. Purchaser acknowledges and agrees that the Shares,
                --------
and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.3    Transfer Restrictions.  Purchaser acknowledges and agrees that the
            ---------------------
Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Registration Rights Agreement.

5.   COVENANTS.

        For as long as the Shares are outstanding and held by Purchaser, the Company (and, with respect to Sections 5.1 and 5.2, Ventec, Inc. and SRC Vision, Inc.) hereby covenant and agree that, without the consent of Purchaser, it (and, with respect to Sections 5.1 and 5.2, they) shall not:

     5.1    Consolidations, Mergers or Acquisitions.  Until October 14, 2002,
            ---------------------------------------
merge with or into any entity or enter into any reorganization, recapitalization, consolidation, sale of control or any transaction that, directly or indirectly results in all or substantially all of the assets or properties of the Company, Ventec, Inc. or SRC Vision, Inc. being sold, licensed, leased, transferred, conveyed or otherwise disposed of.

     5.2    Intellectual Property.  Until October 14, 2002, sell, license,
            ---------------------
lease, transfer, convey or otherwise dispose of the Intellectual Property of the Company, SRC Vision, Inc. or Ventec, Inc. (as the case may be).

     5.3    Issuance of Stock.  Issue or distribute any additional equity
            -----------------
securities or other securities convertible or exchangeable into equity securities (other than issuance of shares pursuant to employee stock options or other stock plans in effect in effect on the date hereof and, with the approval of the Board of Directors, shares to unrelated third parties, that do not exceed 100,000 for any fiscal year.

     5.4    Amendment of Charter or By-laws.  Amend its charter or By-laws.
            -------------------------------

6.   CONDITIONS TO CLOSING.

     6.1    Conditions to Purchaser Obligations at the Closing.  Purchaser's
            --------------------------------------------------
obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

            (a) Representations and Warranties True; Performance of Obligations.
                ---------------------------------------------------------------
The representations and warranties made by the Company in Section 3 hereof shall
                                                          ---------
be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

            (b) Legal Investment.  On the Closing Date, the sale and issuance of
                ----------------
the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

            (c) Consents, Permits, and Waivers.  The Company shall have obtained
                ------------------------------
any and all consents, permits and waivers necessary or appropriate for consummation by the Company of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

            (d) Filing of Certificate of Determination.  The Certificate of
                --------------------------------------
Determination shall have been filed with the Secretary of State of California.

            (e) Corporate Documents.  The Company shall have delivered to
                -------------------
Purchaser or its counsel, copies of all corporate documents of the Company as Purchaser shall reasonably request.

            (f) Reservation of Conversion Shares. The Conversion Shares issuable
                --------------------------------
upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

            (g) Compliance Certificate. The Company shall have delivered to
                ----------------------
Purchaser a Compliance Certificate, executed by the Chairman of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 6.1 have been satisfied.
                                          -----------

            (h) Option Agreement. An Option Agreement substantially in the form
                ----------------
attached hereto as Exhibit B shall have been executed and delivered by the
                   ---------
parties thereto.

            (i) Registration Rights Agreement.  A Registration Rights Agreement
                -----------------------------
substantially in the form attached hereto as Exhibit C shall have been executed
                                             ----------
and delivered by the parties thereto.

            (j) Collateral Documents. All documents necessary to grant Purchaser
                --------------------
a perfected security interest in the Intellectual Property of the Company and its subsidiaries shall have been executed and delivered by the parties thereto.

            (k) Board of Directors. Upon the Closing, the authorized size of the
                ------------------
Board of Directors of the Company shall be eight (8) members, and Marc Giles, John Hartner or another person designated by Purchaser shall have been elected to the Board.

            (l) Legal Opinion.  Purchaser shall have received from legal counsel
                -------------
to the Company an opinion addressed to it, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.
                                          ---------

            (m) Proceedings and Documents. All corporate and other proceedings
                -------------------------
in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6.2    Conditions to Obligations of the Company.  The Company's obligation
            ----------------------------------------
to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

            (a) Representations and Warranties True.  The representations and
                -----------------------------------
warranties made by Purchaser acquiring Shares in Section 4 hereof shall be true
                                                 ---------
and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

            (b) Performance of Obligations. Purchaser shall have performed and
                --------------------------
complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

            (c) Wire Transfer. Purchaser shall have paid to the Company the
                -------------
amount of $2,620,332 in immediately available funds.

            (d) Option Agreement.  An Option Agreement substantially in the form
                ----------------
attached hereto as Exhibit B shall have been executed and delivered by
                   ---------
Purchaser.

            (e) Registration Rights Agreement.  A Registration Rights Agreement
                -----------------------------
substantially in the form attached hereto as Exhibit C shall have been executed
                                             ---------
and delivered by Purchaser.

            (f) Consents, Permits, and Waivers. The Purchaser shall have
                ------------------------------
obtained any and all consents, permits and waivers necessary or appropriate for consummation by Purchaser of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be property obtained subsequent to the Closing).

7.   TRANSFERS OF STOCK.

     7.1    Right of First Refusal.  If (a) Purchaser has received a bona fide
            ----------------------                                   ---- ----
offer to purchase any of the Shares from a third party unaffiliated with Purchaser (the "Third Party") and (b) Purchaser intends to sell such Shares to such Third Party, Purchaser shall notify the Company in writing (the "Written Notice") of such proposed sale no less than sixty (60) days prior to the closing (the "Proposed Closing") for such proposed sale. The Written Notice shall contain all material terms of the proposed sale, including, without limitation, the proposed price and the date of the Proposed Closing (the "Proposed Closing
Date").   Unless: (i) Purchaser receives from the Company  on or before the day occurring thirty (30) days prior to the Proposed Closing, a written offer from the Company to purchase the Shares; and (ii) such offer by the Company to purchase the Shares (A) is for a price equal to or greater than the purchase price of the Shares set forth in the Written Notice; (B) provides for the payment to Purchaser for the Shares of such amount in the form and in accordance with the same payment schedule as set forth in the Written Notice; and (C) otherwise contains the same terms for purchasing the Shares as is provided for in the Written Notice ("Written Offer"), then Purchaser may sell the Shares to the Third Party on the terms provided for in the Written Notice on the Proposed Closing Date. If Purchaser receives a Written Offer from the Company on or before the day occurring thirty (30) days before the Proposed Closing Date, then Purchaser shall accept the Written Offer and Purchaser shall sell, and the Company shall purchase, the Shares on the terms provided for in the Written Offer on the Proposed Closing Date.

     7.2    Purchaser Issuance of Shares.  For as long as  the Shares are
            ----------------------------
outstanding and are owned by Purchaser, if the Company intends to issue or sell any shares of its capital stock, or any securities convertible or exchangeable into such shares, except for securities issued or sold (i) in any merger or acquisition, (ii) to Purchaser; and (iii) securities permitted under
Section 5.3; provided that such securities are sold and issued in accordance with the terms of this Agreement (collectively "Permitted Securities"), it shall notify Purchaser in writing no less than forty-five (45) days prior to such issuance or sale, which notice shall contain the terms of the proposed securities. Purchaser shall then have the right to purchase a portion of such securities on the same terms so that, after such proposed issuance, Purchaser retains the right to own, convert or exchange the same percentage of shares of the Company's capital stock it had immediately preceding such issuance or sale minus Permitted Securities. Purchaser shall notify the Company of its intention to purchase such securities no later than thirty (30) days after its receipt of such notice.

     7.3    Sale of Shares Upon Change in Control. If a "Change of Control" (as
            -------------------------------------
defined below) occurs, Purchaser may notify the Company that Purchaser intends to sell all or any portion of the shares of Series B Preferred Stock that Purchaser holds ("Selling Shares"). Subject to California General Corporation Law Chapter 5, the Company shall purchase such Selling Shares on the fifteenth
(15th) day after the date of such notice. On such day, Purchaser shall deliver the stock certificates for the Selling Shares, and in exchange for such delivery, the Company shall pay Purchaser in immediately available funds an amount equal to: (a) the number of Selling Shares being sold, multiplied by (b)
                                                              -------------
the greater of: (i) $22.00; and (ii) the average closing bid of the Common Stock of the Company for the consecutive forty-five day period immediately preceding the day before the date of such purchase and sale.

            "Change of Control" means the occurrence of any of the following:

            (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation,

            (2) the adoption of a plan relating to the liquidation or dissolution of the Corporation;

            (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or entity becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person", such "person" shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right it currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 37.5% of the Voting Stock of the Corporation (measured by voting power rather than number of shares);

            (4) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors (as defined below); or

            (5) the shareholders of the Corporation approve a consolidation of the Corporation with, or a merger of the Corporation with or into, any entity, or the shareholders of the Corporation (if required) or the shareholders of any entity approve a consolidation of such entity with, or merger of such entity with or into, the Corporation, other than any such transaction whether the Corporation's shareholders of record immediately prior to such transaction hold more than 80% of the Voting Stock of the surviving corporation or entity immediately after giving effect to such issuance.

A Change of Control shall not be deemed to have occurred if any of the above events occur by virtue of transactions effected by FMC or its affiliates.

            "Continuing Director" means any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the date on which a share of Series B Preferred Stock is first issued (the "Original Issue Date") or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

8.   MISCELLANEOUS.

     8.1    Governing Law.  This Agreement shall be governed in all respects by
            -------------
the internal laws of the State of Illinois.

     8.2    Survival.  The representations, warranties, covenants and agreements
            --------
made herein shall not survive the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     8.3    Successors and Assigns.  Except as otherwise expressly provided
            ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by the holder of 100% of the Shares from time to time.

     8.4    Indemnity.  The Company agrees to defend, protect, indemnify and
            ---------
hold harmless Purchaser and each and all of its respective officers, directors, employees, attorneys and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated by a party thereto), which may be imposed on, incurred by, or asserted against any Indemnified Party (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including without limitation securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of the operation of the businesses operated by the Company, or any act, event or transaction related or attendant thereto; provided, that the Company shall not have any obligation to any Indemnified Party hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party; provided further, that this indemnity shall not be deemed to obligate the Company for any liability arising in connection with products manufactured by Purchaser. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all matters incurred by the Indemnified Parties.

     8.5    Entire Agreement.  This Agreement, the Exhibits and Schedules
            ----------------
hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     8.6    Severability.  In case any provision of the Agreement shall be
            ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     8.7    Amendment.  This Agreement may be amended or modified only upon the
            ---------
written consent of the Company and Purchaser.

     8.8    Delays or Omissions.  It is agreed that no delay or omission to
            -------------------
exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Certificate of Determination, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Certificate of Determination or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Certificate of Determination must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Certificate of Determination, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

     8.9    Notices.  All notices required or permitted hereunder shall be in
            -------
writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with Federal Express or other nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the addresses as set forth on the signature page hereof or at such other address as the Company or Purchaser, as the case may be, may designate by ten (10) days advance written notice to the other parties hereto.

     8.10    Expenses.  Each party shall pay all costs and expenses that it
             --------
incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

     8.11    Titles and Subtitles.  The titles of the sections and subsections
             --------------------
of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     8.12    Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     8.13    Broker's Fees.  Each party hereto represents and warrants that no
             -------------
agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.13 being untrue.

     8.14    Pronouns.  All pronouns contained herein, and any variations
             --------
thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

     8.15    California Corporate Securities Law.  THE SALE OF THE SECURITIES
             -----------------------------------
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

     IN WITNESS WHEREOF, the parties have executed this SERIES B PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


ADVANCED MACHINE VISION
CORPORATION                             FMC CORPORATION



By /s/ William J. Young                 By /s/ Charles H. Cannon, Jr.
   ------------------------               --------------------------
   William J. Young                       Charles H. Cannon, Jr.
   Chief Financial Officer                Vice President



     The undersigned acknowledge and agree to Sections 5.1 and 5.2 above.


SRC VISION, INC.                        VENTEC, INC.


By /s/ Alan R. Steel                    By /s/ Alan R. Steel
   ------------------------               --------------------------
   Alan R. Steel                          Alan R. Steel
   Chief Financial Officer                Chief Financial Officer

                                   EXHIBIT D

                         Capitalization; Voting Rights



                                                                         Class A Shares
                                                                            Reserved
                                                    Shares                     for              Outstanding
                  Security                        Authorized                Issuance              Shares
                  --------                        ----------             --------------         -----------
Advanced Machine Vision Corporation:

Class A Common Stock                              60,000,000                                     10,655,218

Class B Common Stock                               3,000,000                                         64,335

Series A Preferred Stock                             400,000

Series B Preferred Stock                             119,106                1,191,060               119,106

Issuable upon exercise or conversion:

  Stock Option Plans (A)
     Options outstanding                                                    3,088,501
     Available for grant                                                      138,817

Non-plan options                                                              631,538

FMC 15% option                                                              1,598,282

Ventek convertible note                                                     1,000,000

Ventek stock note                                                           1,800,000

6.75% convertible debt                                                        423,529

Class G & I Warrants                                                          540,000

Ventek warrants                                                               250,000

1997 restricted stock plan (B)                                              1,800,000

SRC Vision, Inc.: (C)
  Options outstanding                                                         317,425
  Available for grant                                                          78,575


(A)  Includes 1991, 1994 and 1997 stock option plans.
(B) Excludes 200,000 issued shares included in Class A Common Stock outstanding.
(C) The SRC Vision Plan was established on 1/10/97. Vesting of options will accelerate if SRC Vision or its parent (currently Advanced Machine Vision Corporation) consummates an agreement to sell a majority of SRC Vision's business or assets, or merge with another entity that is not at least 50% owned by its parent company or other affiliated entity owned by its parent company.

Exhibit E
---------

Proprietary Information Agreement
---------------------------------

EMPLOYEE PROPRIETARY RIGHTS
AND NON-DISCLOSURE AGREEMENT

I recognize that Advanced Machine Vision, SRC VISION(R), Inc., ARC Netherlands b.v. and each of their current or future subsidiaries, divisions, affiliated entities, successor entities or assigns, (hereafter called "the Company") must initiate, make and develop technological innovations and inventions, develop valuable information, and trade secrets, and protect its legal rights in such matters. Therefore, in consideration of my employment by the Company, I hereby agree:

To maintain in strictest confidence, both during the term of my employment and thereafter, all confidential technical and business information, trade secrets, inventions and innovations of the Company, its successors or assigns, and my co-workers, either learned or developed by me during the term of my employment; and

To promptly disclose and assign to the Company all rights to any and all inventions or innovations that are conceived or first actually reduced to practice by me, either alone or jointly with others, during my term of employment by the Company; except that I need not assign to the Company title in any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on my own time, and (a) which does not relate (1) to the business of the Company or (2) to the Company's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by me for the Company, unless full title in the United States or any other country to the invention is required by contract between the Company and the United States or any other country or any of their agencies. I understand that all those disclosures of my inventions and innovations made to the Company under this paragraph for which I need not assign title to the Company shall be held in confidence by the Company.

To advise the Company prior to entering into a consulting agreement with any outside agency while in the Company's employ, and to exercise my best judgment before accepting such consulting agreement as not to compromise the Company.

I understand that a breach of any of the above clauses may cause termination of my employment, in addition to giving rise to claims for remedies or damages as provided by applicable law.



---------------------------               --------------------------------------
Date                                          Employee (please type or print)



---------------------------               --------------------------------------
Place of Signing                              Employee's signature

CONFIDENTIALITY AGREEMENT


1. COMPANY AND  JURISDICTION
1.1 Definition of Company. As used in this agreement, the term "Company" means Advanced Machine Vision (AMV), SRC VISION(R), Inc., ARC Netherlands b.v. and each of their current or future subsidiaries, divisions, affiliated entities, successor entities or assigns. This agreement shall be governed by the laws of the Employee's country of employment, whether it be the United States of America, the Netherlands, or any other country. Notwithstanding the previous sentence, the parties to this agreement agree to submit to the laws of any jurisdiction in which a breach of this agreement may occur.

2. CONFIDENTIALITY
2.1 Definition of Confidential Information. As used in this agreement, the term "Confidential Information" means: (a) proprietary information of the Company;
(b) information marked or designated by the Company as confidential; (c) information, whether or not in written form and whether or not designated as confidential, which is known to me ("Employee") as being treated by the Company as confidential; and (d) information provided to the Company by third parties which the Company is obligated to keep confidential. Confidential Information includes, but is not limited to, know-how, customer lists, marketing plans, financial and technical information, prospect lists and data base, development plans, business plans, project development plans, long range and strategic plans, budgets and compensation information.

2.2 Acknowledgment of Receipt of Confidential Information. Employee acknowledges that in the course of performing duties for the Company, he or she will have access to Confidential Information, the ownership and confidential status of which are highly important to the Company, and Employee agrees in addition to the specific covenants contained herein, to comply with all Company policies and procedures for the protection of such Confidential Information.

2.3 Ownership. Employee acknowledges that all Confidential Information is and shall continue to be the exclusive property of the Company, whether or not prepared in whole or part by Employee and whether or not disclosed to or entrusted to Employee in connection with employment by the Company.

2.4 Acknowledgment of Irreparable Harm. Employee acknowledges that any disclosure of Confidential Information will cause irreparable harm to the Company.

2.5 Covenant of Nondisclosure. Employee agrees not to disclose Confidential Information, directly or indirectly, under any circumstances or by any means, to any third person without the express written consent of the Company.

2.6 Covenant of Nonuse. Employee agrees that Employee will not copy, transmit, reproduce, summarize, quote or make any commercial or other use whatsoever of the Confidential Information, except as may be necessary to perform work done by Employee for the Company.

2.7 Safeguard of Confidential Information. Employee agrees to exercise the highest degree of care in safeguarding Confidential Information against loss, theft, or other inadvertent disclosure and agrees generally to take all steps necessary or requested by the Company to ensure maintenance of confidentiality.

2.8  Exclusions. This section shall not apply to the following information:
(a) information now and hereafter voluntarily disseminated by the Company to the public or which otherwise becomes part of the public domain through lawful means; (b) information already known or acquired by Employee other than in conjunction with Employment by the Company and as documented by written records which predate this Agreement; (c) information subsequently and rightfully received from third parties and not subject to any obligation of confidentiality; (d) information independently developed by Employee after termination of employment.

2.9 Prior Employment. Employee acknowledges and understands that the Company is not employing Employee to obtain any information which is the property of any previous employers or any other person for whom Employee has performed services. Employee also acknowledges that the Company expects that the product of any services performed hereunder, or knowledge or information, such as trade secrets, trade lists, plans, or other confidential information developed in the course of or as a result of service hereunder will be the property of the Company in accordance with the terms hereof. Accordingly, Employee warrants and represents to the Company that Employee will not, in performing services hereunder, make use of information which is the property of and/or confidential to any previous employer or other person or entity for whom services have been furnished and that Employee has disclosed to the Company all prior employment agreements which may impose restrictions on Employee's activities.

3. DELIVERY OF MATERIALS
Upon termination of employment status, Employee will deliver to the Company all materials, including without limitation customer lists, documents, records, drawings, prototypes, models and schematic diagrams, which describe, depict, contain, constitute, reflect, record or in any way relate to inventions or Confidential Information, which are in

Employee's possession or under Employee's control, whether or not the materials were prepared by Employee.

4. SUBPOENAS
If Employee, during and after employment, is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information or if Employee is otherwise required by law or regulation to disclose Confidential Information, Employee will immediately, and prior to production or disclosure, notify the Company and provide it with such information as may be necessary in order that the Company may take such action as it deems necessary to protect its interest.

5. REMEDIES
Employee acknowledges that breach of the obligations imposed by this Agreement will cause irreparable harm to the Company and, in that event, if Employee fails to abide by these obligations, the Company will be entitled to specific performance, including immediate issuance of temporary restraining order or preliminary injunction enforcing this Agreement, and to judgment for damages caused by Employee's breach, and to other remedies provided by applicable law.

6. DURATION
The obligations set forth in this Agreement will continue beyond the terms of Employee's employment by the Company.

I understand and agree to the terms of this Confidentiality Agreement.



--------------------------------------
Employee's signature


--------------------------------------
Date

                                                                       EXHIBIT F

                          [LETTERHEAD OF TROY & GOULD]


                                October 14, 1998


FMC Corporation
200 E. Randolph Drive
Chicago, IL  60601

Ladies and Gentlemen:

          We have acted as special counsel to Advanced Machine Vision Corporation, a California corporation (the "Company") in connection with the issuance on the date hereof by the Company of 119,106 shares (the "Shares") of the Company's Series B Preferred Stock, without par value (the "Series B Preferred Stock") pursuant to a Series B Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") between the Company and FMC Corporation, a Delaware corporation ("FMC"). This opinion is rendered to you pursuant to Section 6.1(1) of the Purchase Agreement.

          As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below. In connection with this transaction, we have examined the following:

          (a)  The Purchase Agreement;

          (b) The Registration Rights Agreement of even date herewith between the Company and FMC (the "Registration Rights Agreement");

          (c)  The Option of even date herewith, issued by the Company;

          (d) The Intellectual Property Security Agreement of even date herewith between the Company and FMC;

          (e) The Certificate of Determination of the Company (the
"Certificate");

          (f) The agreements listed on Schedules to the Purchase Agreement (the "Material Agreements").

FMC Corporation
October 14, 1998
Page 2


          The documents described in subsections (a), (b), (c), (d) and (e) above are referred to herein collectively as the "Transaction Documents."

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon written representations of officers of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. Except as set forth above, we have made no independent investigation of factual information contained in any of the documents reviewed by us.

          We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

          Whenever a statement herein is qualified by "to our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the above transaction do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California with corporate power and authority to enter into the Transaction Documents and perform its obligations thereunder and to carry on its business as presently conducted.

          2. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action of the Company, and the Transaction Documents have been duly executed and delivered by the Company.

          3. Each of the Transaction Documents constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

FMC Corporation
October 14, 1998
Page 3

          4. The execution, delivery and performance by the Company of the Transaction Documents do not (i) violate any federal or California statute, rule or regulation; (ii) violate the provisions of the Company's Articles of Incorporation or By-laws; (iii) to our knowledge result in the breach of or a default under any of the Material Agreements; (iv) to our knowledge require any consents, approvals, authorizations or filings by the Company under any federal or California statute, rule or regulation, except under federal or state securities or Blue Sky laws or (v) to our knowledge, based solely on a certificate of an officer of the Company, violate the terms of any judgment, writ or court order applicable to the Company. No opinion is expressed in this paragraph 4 as to the application of any antifraud laws, antitrust laws or trade regulation laws.

          5. The authorized capital stock of the Company consists or 60,000,000 shares of authorized Class A Common Stock (the "Common Stock"), of which 10,655,218 are issued and outstanding; 3,000,000 authorized shares of Class B Common Stock, of which 64,335 shares are issued and outstanding; 400,000 authorized shares of Series A Preferred Stock, of which no shares are issued and outstanding; and 119,106 authorized shares of Series B Preferred Stock, of which 119,106 are issued and outstanding as of the closing of the transactions set forth in the Purchase Agreement. The Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable.

          6. The Shares have been duly and validly authorized, and, when issued and delivered against payment therefor pursuant to the Purchase Agreement, will be validly issued, fully paid and nonassessable.

          7. Subject to the accuracy of FMC's representations as set forth in the Purchase Agreement and assuming that FMC's principal executive offices are located outside the State of California and that payment for and delivery of the shares takes place outside of California, the Shares, upon issuance, delivery and payment therefor in the manner described in the Purchase Agreement, will be issued in a transaction exempt from the registration requirements of the Securities Act and the qualification requirements of Section 25110 of the California Corporate Securities Law.

          8. The shares of Common Stock of the Company issuable upon conversion of the Shares have been duly reserved for issuance and when issued in compliance with the provisions of the Certificate, will be validly issued, fully paid and nonassessable.

          9. The certificates representing the Shares are in compliance with the requirements of the California General Corporations Law and have been duly and validly executed by the officers of the Company named thereon.

          The opinions expressed in paragraph 3 and paragraph 4 are subject to the following limitations, qualifications and exceptions:

FMC Corporation
October 14, 1998
Page 4

          (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors, including, without limitation, section 548 of the federal Bankruptcy Code and section 547 of the federal Bankruptcy Code and comparable provisions of state law;

          (b) the effect of any antifraud laws, antitrust or trade regulation laws;

          (c) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

          (d) certain rights, remedies and waivers contained in the Transaction Documents may be limited or rendered ineffective by applicable California laws or juridical decisions governing such provisions, but such laws or judicial decisions do not render the Transaction Documents invalid or unenforceable as a whole;

          (e) the unenforceability under certain circumstances under law or court decisions of provisions in Section 5 of the Registration Rights Agreement and Section 8.4 of the Purchase Agreement providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law;

          (f) the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees; and

          (g) the effect of California law, which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made or contrary to public policy.

          In addition, with respect to our opinion expressed in paragraph 2 as to authorization by all necessary corporate action of the Company, we call your attention to the fact that in conversations with the Nasdaq Stock Market ("Nasdaq"), we have been informed by Nasdaq that it will not require shareholder approval for the issuance of the Shares or the Option. However, Nasdaq has indicated that in the event any additional shares are issued to FMC by the Company, Nasdaq will "link the transactions" (quoted from conversation with Nasdaq) and require shareholder approval for such additional issuance of shares.

          In rendering the opinions expressed in paragraph 3 and paragraph 4 insofar as they require interpretation of the Material Agreements (i) we have assumed with your permission the

FMC Corporation
October 14, 1998
Page 5

application of all internal laws of the State of California without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state and (ii) to the extent that any questions or legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions. We advise you that certain of the Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

          We express no opinion as to the title of any property subject to the Intellectual Property Security Agreement, the adequacy of any description of the collateral, or the perfection or priority of any security interests granted pursuant to such agreement.

          To the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Transaction Documents other than the Company have complied with all applicable requirement to file returns and pay taxes under the Franchise Tax Law of the State of California; all parties to the Transaction Documents other than the Company are duly incorporated or formed, and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, all parties to the Transaction Documents other than the Company have the requisite power to perform their respective obligations under the Transaction Documents; and the Transaction Documents have been duly authorized, executed and delivered by all parties to the Transaction Documents other than the Company and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. We express no opinion as to compliance by any party to the Transaction Documents other than the Company with any state or federal law or regulations applicable to the subject transactions because of the nature of their business.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                              Very truly yours,

                              TROY & GOULD

                              Professional Corporation